Exhibit (d)(2)

Number * *	Shares * *

SEE REVERSE FOR IMPORTANT
NOTICE ON TRANSFER RESTRICTIONS
AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE	CUSIP
IN THE CITY OF
KAYNE ANDERSON MLP INVESTMENT COMPANY
a Corporation Formed Under the Laws of the State of Maryland
          THIS CERTIFIES THAT
is the owner of **                    **
fully paid and nonassessable shares of Series ___Auction Rate Preferred Stock, $.001 par value per share, $                      liquidation preference per share of
Kayne Anderson MLP Investment Company
(the “Corporation”) transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
           IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.
DATED

Countersigned and Registered:
	Transfer Agent		(SEAL)

	and Registrar	President

By:

	Authorized Signature	Secretary

IMPORTANT NOTICE
          The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, (i) the differences in the relative rights and preferences between the shares of each series of Preferred Stock to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.
          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Corporation or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to                          or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof,                         , has an interest herein.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties		(Custodian) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of (State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,                                            HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
                                                                                                                          (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)
                                         (                    ) shares of Series ___Auction Rate Preferred Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                                                                 attorney to transfer the said shares of Series ___Auction Rate Preferred Stock on the books of the Corporation, with full power of substitution in the premises.
Dated

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.